UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Yunhong CTI Ltd.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(4) and 0-11.

YUNHONG CTI LTD.

22160 North Pepper Road

Lake Barrington, Illinois 60010

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO

BE HELD ON AUGUST 28, 2023

To:	Shareholders of Yunhong CTI Ltd.

The annual meeting of the shareholders of Yunhong CTI Ltd. (the “Company”) will be held at the offices of the Company, 22160 N. Pepper Road, Lake Barrington, Illinois 60010, on Monday, August 28, 2023, at 9:00 a.m., Central Time, for the following purposes:

1.	The election of the five director nominees named in the proxy statement to serve as directors for a one-year term that will expire at the 2024 annual meeting of shareholders;

2.	To consider a nonbinding proposal on executive compensation;

3.	To authorize an amendment to the Company’s articles of incorporation to increase the number of authorized shares of common stock from 50 million shares to two billion shares;

4.	To authorize an amendment to the Company’s articles of incorporation to change the name of the company to “Yunhong Green CTI Ltd;”

5.	To ratify the appointment of BF Borgers CPA, PC as auditors of the Company for the fiscal year ending December 31, 2023; and

6.	To transact such other business as may properly come before the meeting.

The foregoing items of business are more fully described in the proxy statement accompanying this notice. The close of business on July 7, 2023, has been fixed as the record date for determining the shareholders entitled to receive notice of and to vote at the annual meeting. Only shareholders of record at the close of business on that date are entitled to notice of, and to vote at, the meeting.

Your participation in the annual meeting is important. You can vote by telephone, Internet or, if you request that proxy materials be mailed to you, by completing and signing the proxy card enclosed with those materials and returning it in the envelope provided. If you wish to attend the meeting in person, you must bring evidence of your ownership as of July 7, 2023 or a valid proxy showing that you are representing a shareholder entitled to vote at the meeting. Shareholders attending the annual meeting in person may vote and ask questions while attending the meeting.

A list of shareholders entitled to vote at the meeting will be available for examination by any shareholder for any purpose relevant to the meeting for at least ten days prior to August 28, 2023. Please email fcesario@ctiindustries.com if you wish to examine the shareholder list prior to the annual meeting. The shareholder list will be available during the annual meeting.

BY ORDER OF THE BOARD OF DIRECTORS

June 21, 2023	/s/ Frank J. Cesario
Frank J. Cesario, Chief Executive Officer, Acting Chief Financial Officer and Secretary

YOUR VOTE IS IMPORTANT

It is important that as many shares as possible be represented at the annual meeting. Please date, sign, and promptly return the proxy in the enclosed envelope or you may submit your proxy via the Internet or by using the toll-free number provided on your proxy card. Your proxy may be revoked by you at any time before it has been voted.

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YUNHONG CTI LTD.

22160 North Pepper Road

Lake Barrington, Illinois 60010

PROXY STATEMENT FOR THE

2023 ANNUAL MEETING OF SHAREHOLDERS

Information Concerning the Solicitation

The Board of Directors (the “Board”) of Yunhong CTI Ltd. (the “Company”) is furnishing this proxy statement for the solicitation of proxies to be used at the Annual Shareholders Meeting (the “Annual Meeting”) of the Company to be held at 9:00 a.m. Central Time on August 28, 2023, at 22160 N. Pepper Road, Lake Barrington, Illinois 60010. The proxy materials are being mailed on July 21, 2023 to shareholders of record on July 7, 2023. This proxy statement has been posted on the Internet and may be viewed at www.proxyvote.com.

The cost of preparing, assembling and mailing the proxy material and of reimbursing brokers, nominees and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of shares held of record by such persons will be borne by the Company. The Company does not intend to solicit proxies other than by use of the mail, but certain officers and employees of the Company or its subsidiaries, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies.

Your vote is very important. Whether or not you plan to attend our Annual Meeting, please take the time to either (i) vote by completing and mailing the proxy card enclosed with the Proxy Materials as soon as possible, (ii) vote via the Internet in accordance with the instructions on the proxy card or (iii) vote by telephone by using the toll-free number on the proxy card. If you elect to vote using the proxy card please indicate on the card how you wish to vote, sign and send it in the enclosed envelope. If you do return the proxy card and do not indicate how you wish to vote, your proxy card will be voted as recommended by the Board of Directors.

Quorum and Voting

Only shareholders of record at the close of business on July 7, 2023 (the “Record Date”), are entitled to vote at the Annual Meeting. On that date, there were 19,971,755 shares of the Company’s common stock, no par value per share (the “Common Stock”), outstanding. Each share of Common Stock is entitled to one vote. Our Common Stock does not carry cumulative voting rights. A simple majority of the issued and outstanding shares of Common Stock is required to be present in person or by proxy at the meeting for there to be a quorum for purposes of proceeding with the Annual Meeting, but in no event shall a quorum consist of less than one-third of the votes of the shares entitled to vote. Once a share is represented for any purpose at the Annual Meeting, it will be deemed present for quorum purposes for the remainder of the meeting (including any meeting resulting from an adjournment of the Annual Meeting, unless a new record date is set).

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Five directors will be elected by the Company’s shareholders of record at the Annual Meeting. The election of directors will be by the vote of a plurality of shares of Common Stock present in person or by proxy at the Annual Meeting. A proxy that has properly been marked “WITHHELD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for the purposes of determining whether there is a quorum.

The approval of the nonbinding proposal on executive compensation will be by the vote of a majority of shares of Common Stock present in person or by proxy at the Annual Meeting. Abstentions and broker non-votes will not affect the outcome of the vote, but will be counted for determining the existence of a quorum. Because a shareholder’s vote on this proposal is advisory, it will not be binding on the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

The approval of the proposed amendment to the Company’s articles of incorporation to increase the number of authorized shares of common stock from 50 million shares to 2 billion shares will be by the vote of a majority of shares of Common Stock present in person or by proxy at the Annual Meeting. Abstentions and broker non-votes will not affect the outcome of the vote, but will be counted for determining the existence of a quorum.

The approval of the proposed amendment to the Company’s articles of incorporation to change the Company’s name to “Yunhong Green CTI Ltd” will be by the vote of a majority of shares of Common Stock present in person or by proxy at the Annual Meeting. Abstentions and broker non-votes will not affect the outcome of the vote, but will be counted for determining the existence of a quorum.

The ratification of the appointment of BF Borgers CPA, PC as auditors of the Company for the fiscal year ending December 31, 2023 will be by the vote of a majority of shares of Common Stock present in person or by proxy at the Annual Meeting. Abstentions and broker non-votes will not affect the outcome of the vote, but will be counted for determining the existence of a quorum.

If a shareholder specifies how the proxy is to be voted with respect to any of the proposals for which a choice is provided, the proxy will be voted in accordance with such specifications. If a shareholder fails to so specify with respect to such proposals, the proxy will be voted “FOR” the director nominees contained in these proxy materials, “FOR” executive compensation as disclosed herein, “FOR” the proposed increase in authorized shares of Common Stock, “FOR” the proposed change in the Company’s name, and “FOR” the ratification of the appointment of BF Borgers CPA, PC as the Company’s independent registered public accounting firm.

A shareholder submitting a proxy prior to the Annual Meeting may revoke the proxy at any time before the shares subject to it are voted by (i) sending a written statement to that effect to the Secretary of the Company, (ii) submitting a valid proxy having a later date, or (iii) voting in person or via www.proxyvote.com at the Annual Meeting.

Discretionary Voting Power

The Board of Directors knows of no other matters to be presented for shareholder action at the Annual Meeting. On matters which may be raised at the Annual Meeting that are not covered by this proxy statement, the persons named in the proxy will have full discretionary authority to vote.

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BENEFICIAL OWNERSHIP OF SHARES BY MANAGEMENT

AND SIGNIFICANT SHAREHOLDERS

The following table provides information concerning the beneficial ownership of the Company’s Common Stock by each director and nominee for director, certain executive officers, and by all directors and officers of the Company as a group as of the Record Date. In addition, the table provides information concerning the current beneficial owners, if any, known to the Company to hold more than 5 percent of the outstanding Common Stock of the Company.

The amounts and percentage of stock beneficially owned are reported based on regulations of the Securities and Exchange Commission (“SEC”) governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days after June 20, 2023. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities in which he has no economic interest. The percentage of Common Stock beneficially owned is based on 19,971,755 shares of Common Stock outstanding as of the Record Date.

[CONTINUED ON FOLLOWING PAGE]

Name of Beneficial Owners	Number of Shares Beneficially Owned	Percent of Class
Directors and Executive Officers
Yubao Li, Chairman, Director**	7,100,000	35.3%
Frank Cesario, Director, Chief Executive Officer, Acting Chief Financial Officer, Secretary	139,500	*
Jana Schwan, Chief Operating Officer	65,725	*
Douglas Bosley, Director	5,000	*
Gerald JD Roberts, Jr., Director	5,000	*
Philip Wong, Director	5,000	*
All directors and executive officers as a group (6 persons)	7,320,225	36.38%

Other Principal Shareholders
Mr. Shuai Wang Yejin Avenue/Qingshan District Yinli Center, 19th Floor Yejin Ave. Wuhan City, Hubei Province China, 430080	1,888,078	9.4%
Icy Mellon LLC 22 East 78th St. New York, NY, 10075	1,826,399	9.1%
Mitzners Consulting 5900 Balcones Drive, Suite 100 Austin, TX 78732	1,564,691	7.8%

Notes:

* Less than 1%

** Includes shares held by LF International PTE.

PROPOSAL ONE – ELECTION OF DIRECTORS

Five directors will be elected at the Annual Meeting to serve for one-year terms expiring on the date of the Annual Meeting in 2024. All directors will be elected by holders of the Company’s Common Stock. Each director elected will continue in office until a successor has been elected. If a nominee is unable to serve, which the Board of Directors has no reason to expect, the persons named in the accompanying proxy intend to vote for the balance of those named and, if they deem it advisable, for a substitute nominee selected by the Board of Directors. Shareholders may vote “FOR” or “WITHHOLD”.

THE BOARD OF DIRECTORS RECOMMENDS SHAREHOLDERS VOTE “FOR” THE FIVE NOMINEES FOR DIRECTOR NAMED IN THIS PROPOSAL.

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Information Concerning Nominees

The following is information concerning nominees for election as directors of the Company as of June 2023. Messrs. Cesario, Li, Bosley, Roberts and Wong are all presently directors of the Company.

Frank Cesario, age 53, Chief Executive Officer and Director; Corporate Secretary; Acting Chief Financial Officer. Mr. Cesario first joined the Company in November 2017 as Chief Financial Officer. In December 2019 he was named President and Chief Executive Officer, and Director. He resigned as Chief Financial Officer in June 2020 and as President and Chief Executive Officer, and Director, in September 2020. During March 2021, he rejoined the Board as a Director. During January 2022 he was rehired by the Company as Chief Executive Officer and he retained his role as a Director. Upon the resignation of the Company’s then-Chief Financial Officer during January 2022, Mr. Cesario also became the Acting Chief Financial Officer. Mr. Cesario brings 20 years of CFO experience at manufacturing entities. Prior to joining the Company, Mr. Cesario served in similar roles with Nanophase Technologies Corporation and ISCO International, Inc., then publicly traded global suppliers of advanced materials and telecommunications equipment, respectively, as well as Turf Ventures LLC, a privately held chemicals distributor. From September 2020 until January 2022, Mr. Cesario served as Chief Financial Officer of Radiac Abrasives, Inc., a privately held manufacturer. He began his career with KPMG Peat Marwick and then served in progressively responsible finance positions within Material Sciences Corporation and Outokumpu Copper, Inc. Mr. Cesario holds an MBA (Finance) from DePaul University and a B.S. (Accountancy) from the University of Illinois and is a registered CPA in the State of Illinois.

Yubao Li, age 41, Chairman of the Board of Directors. Mr. Li has served as a Director of the Company since January 13, 2020 and was elected as Chairman of the Board on June 1, 2020. Mr. Li served as the Company’s Chief Executive Officer from September 2020 until January 2022. Mr. Li has been serving as the Chairman of Yunhong International since its inception in January 2019 and served as its Chief Executive Officer from January 2019 to September 2019. Mr. Li has been serving as the president of Hubei Academy of Science and Technology Service Station since July 2018. Since June 2018, Mr. Li has been serving as the Director of Photoproteins Research Centre at China’s Academy of Management Science, a research institute situated in Beijing where he supports innovation by defining the research focus of the group. Mr. Li also serves as a director and/or officer of several other entities, including as the Executive Director and General Manager of Hubei Teruiga Energy Co., Ltd, a new energy technology company, since November 2017, the Executive Director of Hubei Yuntong Energy Co., Ltd., a solar power and agriculture company, since April 2016, the Executive Director and General Manager of Hubei Yun Hong photovoltaic Co., Ltd., a solar power and agriculture company, since May 2016, the President of Hubei Yunhong Deren Tourism Co., Ltd., a tourism project developer, since May 2016 and the President of Yunhong Group Holdings Co., Ltd., a company engaged in the business of solar power construction and solar photovoltaic power generation, since 2013. In addition, in 2013, Mr. Li founded China Hubei Yunhong Energy Group Co., Ltd., a Chinese nutrition company operating in China and abroad, and he currently serves as the Chairman of its board of directors.

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Douglas Bosley, age 55, Director. Mr. Bosley has served as a director of the Company since January 2022 and is a founding partner of Witan Law Group and a member of the firm’s Corporate Transactional and Securities practice. Mr. Bosley represents businesses and entrepreneurs at all stages of growth from inception to exit. Mr. Bosley’s practice focuses on three general areas of financing transactions, mergers and acquisitions and general corporate matters. Mr. Bosley’s financing experience includes representing venture capital firms and venture-backed companies, mezzanine debt transactions, and a wide range of other types of financing and securities transactions, as well as general corporate matters including formation and start-ups; equity compensation; contracts such as licensing, joint ventures, representative agreements, and development and service level agreements; and corporate governance matters. Before founding Witan Law, Mr. Bosley was a partner at Bosley Till Neue & Talerico (BTNT), a law firm, where he headed the transactional and securities practices. Prior to BTNT, Mr. Bosley operated Bosley Business Law, which he founded after more than a decade of sophisticated corporate and securities transactional experience at some of the world’s largest and most reputable corporate law firms. Mr. Bosley also served as general counsel of a Sacramento-based venture capital and professional services firm. He is a frequent speaker on legal issues related to start-ups, mergers and acquisitions and venture capital transactions. Mr. Bosley is a graduate of the Duke University School of Law, graduating with high honors and earning the Order of the Coif. He received his B.A. in Economics from California State University (Sacramento).

Gerald (J.D.) Roberts, Jr., age 63, Director. Mr. Roberts is Vice President of Strategy and Business Development at a Fortune 50 Corporation, having served in that capacity since 2018, and has served as a director of the Company since January 2022. In the previous 20 years, he held several senior roles at Aerojet Rocketdyne Holdings, Inc. and GenCorp/Aerojet. His career began in the aerospace and electronics industries in the United States and Australia, where he worked with companies including E-Systems, McDonnell Douglas, Northrop-Grumman, Gulfstream, Learjet and Hawker de Havilland. Mr. Roberts combined his credentials in engineering, finance and operations and his significant experience in strategic planning, organizational restructuring, and mergers, acquisitions, and divestitures to build value in international business opportunities. Mr. Roberts holds a Six Sigma greenbelt certification and has completed post-graduate coursework in Mergers and Acquisitions, leadership, strategic alliances, negotiation, innovation, and financial analysis. He received his MBA (Finance) from the University of California, Davis, and his B.S. in Mechanical Engineering from Virginia Tech.

Philip Wong, age 44, Director. Mr Wong has served as a director of the Company since January 2022 and is CEO of Shark AI Capital Corporation, an innovative business lending firm which he co-founded in 2020. Previously, he served as Chief Investment Officer of American Credit, Inc., as a Commercial Loan Officer at Applepie Capital, Inc., as Vice President / Senior Relationship Manager at Bank of the West / BNP Paribas, and as First Vice President / Senior Relationship Manager at Preferred Bank, among other roles in banking and business credit. Mr. Wong and has completed certifications in agile software development, software products management, healthcare analytics, and product management and marketing. He received his B.A. in Asian Studies from San Francisco State University.

Vote Required

The election of directors will be by the vote of a plurality of shares of Common Stock present in person or by proxy at the Annual Meeting at which a quorum is present. The five director nominees who receive the highest number of shares voted “for” their election will be elected. If any nominee for director receives a greater number of votes “WITHHELD” than votes “FOR” such election, our Bylaws require that such person must promptly tender his or her resignation to the Board following certification of the vote. “WITHHELD” votes and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the election of the nominees.

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PROPOSAL TWO – ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are requesting our shareholders to provide advisory approval of the compensation of our Named Executive Officers as disclosed in the Executive Compensation section of this proxy statement, including the compensation tables and narrative discussion set forth on pages 20 to 25 of this proxy statement. This non-binding advisory vote is commonly referred to as a “say-on-pay” vote. Shareholders may vote “FOR,” “AGAINST” or “ABSTAIN”.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.

Background on Proposal

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and related SEC rules, shareholders are being given the opportunity to vote at the Annual Meeting on an advisory resolution regarding the compensation of our Named Executive Officers (commonly referred to as “say-on-pay”). The advisory resolution which will be presented and voted upon at the Annual Meeting is as follows:

RESOLVED, that the shareholders of Yunhong CTI Ltd. hereby approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed in the Executive Compensation section of the Company’s proxy statement, including the compensation tables and narrative discussion set forth on pages 20 to 25 of the proxy statement.

Effects of the Advisory Vote

Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to our Named Executive Officers and will not be binding on the Board of Directors or the Compensation Committee. However, the Compensation Committee and the Board of Directors will consider the outcome of the vote when making future executive compensation decisions.

Vote Required

The resolution approving, on an advisory basis, the compensation of our Named Executive Officers will be approved if a majority of the votes cast affirmatively or negatively at the Annual Meeting are voted in favor of the proposal, assuming a quorum is present. A properly executed proxy marked “ABSTAIN” with respect to the proposal will not be voted or treated as a vote cast, although it will be counted for purposes of determining whether a quorum is present. Accordingly, an abstention will not affect the outcome of the proposal. Brokers are not entitled to use their discretion to vote uninstructed proxies with respect to the proposal and any such “broker non-votes” will not be deemed a vote cast.

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Discussion

Our Compensation Committee and our Board of Directors who are responsible for designing and administering our executive compensation program, have designed our executive compensation program to provide a competitive and internally equitable compensation program and benefits package that reflects company performance, job complexity and the value provided, while also promoting long-term retention, motivation and alignment with the long-term interests of the Company’s shareholders.

We encourage you to carefully review the Executive Compensation section of this proxy statement including the compensation tables and narrative discussion set forth on pages 20 to 25 of this proxy statement. We are asking you to indicate your support for the compensation of our Named Executive Officers as described in this proxy statement. This vote is not intended to address any specific item of compensation but rather the overall compensation of our Named Executive Officers. Accordingly, we are asking you to vote, on an advisory basis “FOR” the foregoing resolution at the Annual Meeting.

PROPOSAL THREE – TO APPROVE AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO THE INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 50 MILLION SHARES TO 2 BILLION SHARES

The Board has unanimously approved a proposal to amend the Company’s articles of incorporation to increase the authorized shares of common stock from 50,000,000 shares to 2,000,000,000 shares, subject to shareholder approval. The Board recommends the adoption of this proposal by the Company’s shareholders. If the Company’s shareholders approve this proposal, the Company expects to file articles of amendment to the Company’s articles of incorporation with the Secretary of State of the State of Illinois. Upon filing, the articles of amendment the authorized number of shares of common stock will increase from 50,000,000 to 2,000,000,000. Shareholders may vote “FOR,” “AGAINST” or “ABSTAIN”.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.

Background on Proposal

The Company believes it prudent to maximize flexibility by authorizing additional shares of common stock. The issuance of any such shares is subject to the approval of the Board of Directors at the time of proposed issuance, and the Company has no current plans to issue any such shares.

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The Company desires to have additional authorized shares available for future use. The additional shares may be used for various purposes without further shareholder approval, except as may be required by applicable law, regulations promulgated by government agencies, the rules of the NASDAQ or other market or exchange on which Company common stock is then listed. These purposes may include, among others: (a) expanding the business of the Company through mergers and acquisitions, (b) establishing and growing strategic relationships, and (c) providing equity incentives to employees, officers or directors.

As the Company expands into new areas (specifically the sale of biodegradable and compostable materials), the Company has contemplated potential future transactions involving mergers and acquisitions, the acquisition of new manufacturing and warehousing assets, and collaboration with other entities. An increase in authorized shares would facilitate the issuance of shares for use as acquisition currency in such potential transactions. The Company also believes that an increase in authorized shares would facilitate the issuance of shares in one or more public or private offerings, if the Board determines that this is advisable as a means of raising additional capital to support the Company’s growth. Finally, an increase in authorized shares would facilitate potential future increases in the number of shares available for issuance as restricted stock or upon the exercise of stock options, which could provide the Company with a greater ability to grant eligible recipients stock-based incentive compensation.

The Company believes it best to seek approval for a significant increase in the number of authorized shares today, rather than to repeatedly ask its shareholders to consider incremental increases in authorized shares.

If this proposal is approved, any issuance of shares remains subject to the approval of the Board of Directors, to the requirements of the securities laws and other legal requirements, and to Nasdaq regulations concerning the number of shares that may be issued without shareholder approval.

Effects of the Increase in Authorized Shares

The terms of additional shares of common stock will be identical to those of the currently outstanding shares of the Company’s common stock. However, because holders of the Company’s common stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of any additional shares of common stock authorized as a result of the increase in the number of authorized shares of common stock will reduce the current shareholders’ percentage ownership in the total outstanding shares of common stock. As noted above, the Company presently has no plans to engage in any issuance of additional shares.

The proposed increase in the authorized number of shares of common stock could have a number of other effects on the shareholders of the Company depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Similarly, the issuance of additional shares to certain persons allied with the Company’s management could have the effect of making it more difficult to remove the Company’s management by diluting the stock ownership or voting rights of persons seeking to cause such removal. As noted above, the Company presently has no plans to engage in any issuance of additional shares.

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Vote Required

The resolution approving the amendment of our articles of incorporation to provide for additional authorized shares will be approved if a majority of the votes cast affirmatively or negatively at the Annual Meeting are voted in favor of the proposal, assuming a quorum is present. A properly executed proxy marked “ABSTAIN” with respect to the proposal will not be voted or treated as a vote cast, although it will be counted for purposes of determining whether a quorum is present. Accordingly, an abstention will not affect the outcome of the proposal. Brokers are not entitled to use their discretion to vote uninstructed proxies with respect to the proposal and any such “broker non-votes” will not be deemed a vote cast.

We are asking you to indicate your support for the increase in the number of shares of authorized common stock from 50 million shares to 2 billion shares. Accordingly, we are asking you to vote “FOR” the foregoing resolution at the Annual Meeting.

PROPOSAL FOUR – TO APPROVE AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY TO YUNHONG GREEN CTI LTD.

The Board has unanimously approved a proposal to amend the Company’s articles of incorporation to change the name of the Company from Yunhong CTI Ltd. to Yunhong Green CTI Ltd., subject to shareholder approval. Shareholders may vote “FOR,” “AGAINST” or “ABSTAIN”.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.

Background on Proposal

During 2020, we renamed our Company from CTI Industries Corporation to Yunhong CTI Ltd, to reflect a connection with the Yunhong China Group through investment. The Yunhong China Group has been advancing biodegradable and compostable material solutions. Yunhong CTI Ltd. has been working with those materials with the intent to incorporate them into commerce, as well as developing other, related partnerships. The purpose of this proposal is to communicate those activities and standing directly in the name of our company.

If a name change is approved by our shareholders, none of their rights will be impacted. This simply changes the legal name of the Company.

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Vote Required

The resolution approving the amendment to our articles of incorporation to change the name of our company will be approved if a majority of the votes cast affirmatively or negatively at the Annual Meeting are voted in favor of the proposal, assuming a quorum is present. A properly executed proxy marked “ABSTAIN” with respect to the proposal will not be voted or treated as a vote cast, although it will be counted for purposes of determining whether a quorum is present. Accordingly, an abstention will not affect the outcome of the proposal. Brokers are not entitled to use their discretion to vote uninstructed proxies with respect to the proposal and any such “broker non-votes” will not be deemed a vote cast.

We are asking you to indicate your support for the amendment to change the name of our company. Accordingly, we are asking you to vote “FOR” the foregoing resolution at the Annual Meeting.

PROPOSAL FIVE – RATIFICATION OF APPOINTMENT OF AUDITORS

The Audit Committee has approved the engagement of BF Borgers CPA, PC (“BFB”), a PCAOB-registered accounting firm, as the Company’s independent registered public accounting firm for the Company’s fiscal year ended December 31, 2023. Shareholders may vote “FOR,” “AGAINST” or “ABSTAIN”.

The Company engaged BFB during January 2023 for the 2022 audit. BFB will not be present at the meeting.

Fees Billed By Independent Public Accountants

The following table sets forth the amount of fees billed by our then independent registered public accounting firm, for professional services during the years ended December 31, 2022 and 2021 (RBSM LLP for the period ended December 31, 2021, and LJ Soldinger Associates, LLP and BFB during the period ended December 31, 2022):

	Dec. 31, 2022	Dec. 31, 2021
Audit Fees (1)	$330,100	$254,000
Other Audit Related Fees (2)	-	-
All Other Fees (3)	$6,000	-
Total Fees	$336,100	$254,000

(1)	Includes the annual financial statement audit and limited quarterly reviews and expenses.

(2)	Includes fees and expenses for other audit related activity

(3)	Primarily represents tax services, which include preparation of tax returns and other tax consulting services.

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All audits, tax and other services to be performed by any entity including BFB for the Company must be pre-approved by the Audit Committee. The Audit Committee reviews the description of services and an estimate of the anticipated costs to perform those services. Services not previously approved cannot commence until such approval has been granted. Pre-approval is granted usually at regularly scheduled meetings. If unanticipated items arise between meetings of the Audit Committee, the Audit Committee has delegated approval authority to the Chairman of the Audit Committee, in which case the Chairman communicates such pre-approvals to the full Committee at its next meeting.

The Audit Committee of the Board of Directors reviews all relationships with its independent auditors, including the provision of non-audit services, which may relate to the independent registered public accounting firm’s independence.

Vote Required

The resolution approving the ratification of the appointment of BPB as our independent registered public accounting firm will be approved if a majority of the votes cast affirmatively or negatively at the Annual Meeting are voted in favor of the proposal, assuming a quorum is present. A properly executed proxy marked “ABSTAIN” with respect to the proposal will not be voted or treated as a vote cast, although it will be counted for purposes of determining whether a quorum is present. Accordingly, an abstention will not affect the outcome of the proposal. Because brokers will have discretionary authority to vote for the ratification of the appointment of the Company’s independent registered public accounting firm in the event that they do not receive voting instructions from the beneficial owner of the shares, there will not be any broker non-votes with respect to this proposal.

THE BOARD OF DIRECTORS RECOMMENDS SHAREHOLDERS VOTE “FOR” SUCH RATIFICATION.

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CORPORATE GOVERNANCE AND

THE BOARD OF DIRECTORS

General

The business and affairs of the Company are managed under the direction of the Board of Directors in accordance with the Illinois Business Corporation Act and the Articles of Incorporation and By-laws of the Company, as amended. Members of the Board of Directors keep informed regarding the Company’s business through discussions with the Chairman of the Board of Directors, the Chief Executive Officer, the President and other officers, by reviewing materials provided to them, making inquiries of management and participating in meetings of the Board of Directors and its committees.

As of July 21, 2023, the Board of Directors had five members. The Board has determined that each of Douglas Bosley, Gerald (J.D.) Roberts, Jr., and Philip Wong, presently directors of the Company, are independent based upon the application of the rules and standards of the NASDAQ Stock Market.

The Board of Directors met 8 times during 2022. Each of the Directors then in office at the time was present for at least 75% of such meetings.

Board Leadership Structure

Yubao Li is Chairman of the Board of Directors. Our Chief Executive Officer, Mr. Cesario, reports to the Board of Directors. The Board of Directors believes that this combination and allocation of roles provides the most efficient and effective leadership model for the Company, providing perspective and direction with regard to business strategies and plans to both the Board and management. The Company has no bylaw or policy in place that mandates that an officer serve as Chairman of the Board. The Board of Directors periodically evaluates its leadership structure.

Mr. Wong has been designated as the lead independent director. Mr. Wong is responsible for (i) communicating regularly with the Chief Executive Officer and other officers of the Company on behalf of the Board of Directors, and particularly the independent members of the Board of Directors, and (ii) calling separate meetings of the independent directors of the Company. At any such meetings, only independent directors are present and the independent directors are free to discuss any aspect of the Company’s business and risk management without the influence of interested directors or management.

All members of the Company’s Audit, Compensation and Nominating and Governance Committees have been determined to be independent based on application of the rules and standards of the NASDAQ Stock Market.

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Board Role in Risk Oversight

The Board of Directors plays an active role, as a whole and at the committee level, in overseeing management of the Company’s risks. The Board regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. The Audit Committee oversees management of financial risks through regular meetings with the Company’s independent registered public accounting firm and the Company’s Chief Executive Officer, President and Chief Financial Officer. The Company’s Compensation Committee evaluates and addresses risks relating to executive compensation, our incentive compensation plans and other compensatory arrangements. The Nominating and Governance Committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of those risks, the entire Board of Directors is regularly informed through management and committee reports to the full Board about these and other operational risks.

Committees of the Board of Directors

The Board of Directors has standing Audit, Compensation and Nominating and Governance Committees.

Audit Committee

Since 2000, the Company has had a standing Audit Committee, which is presently composed of Mr. Wong (Chairman), Mr. Bosley and Mr. Roberts. Each of the members of the Audit Committee is independent based on the application of the rules and standards of the NASDAQ Stock Market and Rule 10a-3(b) under the Securities Exchange Act of 1934. Mr. Wong has been designated as, and is, the Company’s “Audit Committee Financial Expert” in accordance with Item 407(d)(5) of Regulation S-K and meets the requirements for an audit committee financial expert under that standard. The Audit Committee has primary responsibility meetings with management and independent auditors to discuss the Company’s financial statements. The Company’s Board of Directors has adopted a written charter, as amended, for the Company’s Audit Committee, a copy of which has been posted and can be viewed on the Company’s Internet website at http://www.ctiindustries.com under the section entitled “Investor Relations.” The contents of the Company’s website are not incorporated into this proxy statement by this reference. In addition, the Audit Committee has adopted a complaint monitoring procedure to enable confidential and anonymous reporting to the Audit Committee of concerns regarding, among other things, questionable accounting or auditing matters. The Audit Committee has primary responsibility for:

-	Appointing, compensating, and retaining our registered independent public accounting firm;

-	Overseeing the work performed by any outside accounting firm;

-	Assisting the Board of Directors in fulfilling its responsibility by reviewing the financial reports provided by us to the SEC, our shareholders, or to the general public, as well as the Company’s internal financial and accounting controls; and

-	Recommending, establishing, and monitoring procedures designed to improve the quality and reliability of the disclosure of our financial condition and results of operations.

The Audit Committee met three times during 2022.

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Board Diversity Matrix

The following table provides the composition of our board members and nominees. Each of the categories listed in the below table has the meaning assigned by NASDAQ Rule 5605(f).

Board Diversity Matrix
As of December 31, 2022
Total Number of Directors			5

	Female	Male	Non-Binary	Did Not Disclose Gender
Gender Identity
Directors	-	5	-	-

Demographic Background
African American or Black	-	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	2	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	-	3	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	—
Did Not Disclose Demographic Background	—

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Report of the Audit Committee

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 with management and the Company’s former independent registered public accounting firm, BF Borgers CPA PC (“BFB”), including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and internal controls.

The Audit Committee reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s application of accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including, but not limited to, those matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU §380, as amended). In addition, the Audit Committee has discussed with the independent registered public accounting firm its independence from management and the Company including the matters in the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding its communications with the Audit Committee concerning independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit of the Company’s financial statements and the effectiveness of internal controls over financial reporting. The Audit Committee meets with the internal auditor and independent registered public accounting firm, with and without management present, to discuss the results of its examinations, its evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors have also recommended, subject to shareholder approval, the selection of BFB as the Company’s independent registered public accounting firm.

Philip Wong, Audit Committee Chair
Douglas Bosley, Member
Gerald (J.D.) Roberts, Jr., Member

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Compensation Committee

The Compensation Committee is composed of Mr. Roberts (Chairman), Mr. Bosley and Mr. Wong. The Board has determined that each of the members of the Compensation Committee is independent as defined in the listing standards of the NASDAQ Stock Market. The Compensation Committee reviews and acts on the Company’s executive compensation and employee benefit and retirement plans, including their establishment, modification and administration. It also recommends to the Board of Directors the compensation of the Chief Executive Officer and certain other executive officers. The Compensation Committee has a charter which has been posted and can be viewed on the Company’s Internet website at http://www.ctiindustries.com under the section entitled “Investor Relations.” The contents of the Company’s website are not incorporated into this proxy statement by this reference. The Compensation Committee met twice during 2022.

Nominating and Governance Committee

In 2005, the Company established a Nominating and Governance Committee. The Nominating and Governance Committee consists of Mr. Bosley (Chairman), Mr. Roberts and Mr. Wong. The Nominating and Governance Committee does not have a charter. The Board of Directors has determined that each of the members of the Nominating and Governance Committee is independent as defined in the listing standards of the NASDAQ Stock Market.

The Nominating and Governance Committee has not adopted a formal policy with regard to consideration of director candidates recommended by security holders. The Company believes that continuing service of qualified incumbent members of the Board of Directors promotes stability and continuity at the Board level, contributes to the Board’s ability to work as a collective body and provides the benefit of familiarity and insight into the Company’s affairs. Accordingly, the process of the Nominating and Governance Committee for identifying nominees reflects the Company’s practice of re-nominating incumbent directors who continue to satisfy the criteria for membership on the Board. For vacancies that are anticipated on the Board of Directors, the Nominating and Governance Committee intends to seek out and evaluate potential candidates from a variety of sources that may include recommendations by security holders, members of management, the Board of Directors, consultants and others. The minimum qualifications for potential candidates for the Board of Directors include demonstrated business experience, decision-making abilities, personal integrity and a good reputation.

The Board’s statement regarding diversity is below. This has become a larger factor in the Nominating Committee’s evaluation of potential candidates. While there is no formal policy for considering diversity when nominating a potential director, it is a consideration that is evaluated along with other qualifications of potential candidates, and broadly a goal of the Company. In light of the foregoing, it is believed that a formal, written policy and procedure with regard to consideration of director candidates recommended by security holders is not necessary in order for the Nominating and Governance Committee to perform its duties.

The Nominating Committee did not meet in 2022. All of the independent directors of the Board of Directors participated in the nominating process and, in separate session, voted in favor of recommending to the Board of Directors the nomination of each of the nominees for election as directors.

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Board Diversity

The current Board has five directors, all male, two of whom are of Asian-American and three Caucasian. The Board recently had two female directors who retired from the Board during January 2022. With only five directors, the Company has limited opportunity to maintain the breadth of diversity it seeks at all times. The Company has made diversity a goal, particularly as it moved from a 100% Caucasian, 100% male Board of Directors at the beginning of 2020 to two Asian-American directors in January 2022. The Company plans to continue to strive for broad representation on its Board of Directors.

COMPENSATION OF DIRECTORS AND OFFICERS

The Company is a “smaller reporting company” under Item 10 of Regulation S-K promulgated under the Securities Exchange Act of 1934 and has elected to comply with certain of the requirements applicable to smaller reporting companies in connection with this proxy statement.

Summary Compensation Table

The following table sets forth summary compensation information with respect to the Principal Executive Officer and each of the two other most highly compensated executive officers. These individuals, including the Principal Executive Officer, are collectively referred to in this proxy statement as the Named Executive Officers.

SUMMARY COMPENSATION TABLE

				Option	Incentive Plan	Non-Equity All other
Name/Title	Year	Salary	Awards	Compensation	compensation	Total
				(1)	(2)	(3)

Frank Cesario	2022	$235,577	$102,500	$-	$-	$338,077
Chief Executive Officer(4)	2021	$-	$-	$-	$1,500	$1,500

Jana M. Schwan	2022	$201,910	$43,000	$-	$9,500	$254,410
Chief Operating Officer (5)	2021	$165,538	$-	$-	$9,500	$175,038

Jennifer M. Connerty	2022	$32,013	$-	$-	$-	$32,013
Chief Financial Officer (6)	2021	$152,885	$-	$-	$-	$152,885

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(1)	Reflects the compensation expense recognized in 2022 and 2021 for stock awards under ASC Topic 718 as reported in the Company’s audited financial statements.

(2)	Amounts determined under the Company’s incentive compensation program.

(3)	Amounts for include matching 401(k) contributions and insurance premiums

(4)	Mr. Cesario rejoined the Company in January 2022 as Chief Executive Officer and Acting Chief Financial Officer.

(5)	Ms. Schwan became Chief Operating Officer in 2020.

(6)	Ms. Connerty became Chief Financial Officer in 2020. She resigned from the Company during January 2022.

Narrative Disclosure for Summary Compensation Table

Employment Agreements with Our Named Executive Officers

No employment agreements existed until January 2022, when Mr. Cesario entered into an employment agreement with the Company. That agreement includes a base salary of $250,000 per year. Mr. Cesario received an inducement grant of stock in the amount of 250,000 shares, 25,000 of which vested immediately, with the remaining shares scheduled to vest based upon the achievement of certain goals and objectives as set forth in the agreement. Mr. Cesario is eligible to receive a performance-based bonus of $300,000. In the event that Mr. Cesario is terminated without cause, he is eligible to receive twelve (12) months of salary in accordance with the agreement.

Information Relating to Cash Incentives

The Board of Directors previously had adopted an Incentive Compensation Plan providing for annual incentive compensation to be paid to executive and managerial employees of the Company. Under the Plan, designated Named Executive Officers and several other executive officers and managers may receive incentive compensation payments, determined on a quarterly and annual basis, based upon the income of the Company before provision for income tax or for incentive compensation if the net income exceeds a threshold amount of profit for any quarter of $100,000 and, for the year, of $250,000. The benefits under the Plan are divided into two Pools of compensation. Pool I (representing the largest pool of incentive compensation) covers senior executive officers and managers who participate in the pool of incentive compensation based upon a percentage allocation recommended by the Compensation Committee and determined by the Board of Directors each year. Pool II covers other executives and managers who are selected to participate in proportions determined by management. The Compensation Committee recommends the amount of the incentive compensation awards which, in the aggregate, may not exceed sixteen percent of the net income of the Company (before provision for income tax or incentive compensation under the Plan). Further, the amount of incentive compensation to any participant may not exceed the annual base compensation of the participant. The Compensation Committee believed such incentive compensation motivates participants to achieve strong profitability which is viewed as the most significant element of corporate performance, provides rewards for strong corporate performance and aligns the incentive with the interests of the shareholders. Incentive compensation participation levels are generally determined during the first quarter of each fiscal year.

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In determining the executives who participate in the incentive compensation awards in Pool I each year, and the relative amount of the award to each participant, the Compensation Committee considers and takes into account (i) the position of the executive, (ii) the level of responsibility and authority of the executive, (iii) the performance of the executive, and (iv) the extent to which the executive is in a position to affect the financial results and profitability of the Company. The current Board of Directors is considering a revised incentive plan and terminating the plan described in this section. No replacement plan has yet been adopted, but the Board of Directors and Management have both indicated their desire to change this program.

No awards were issued during 2022.

Mr. Cesario’s Employment Agreement includes the eligibility for a performance-based cash incentive payment of $300,000. He is not guaranteed any payment under this provision of his Employment Agreement.

Long-Term Equity Incentives

From time to time, upon the recommendation and action of the Compensation Committee and Board of Directors, stock options or grants under the 2009 Incentive Stock Plan have been awarded to officers, directors, or management personnel of the Company. At the Company’s Annual Meeting of Shareholders held in May 2009, the Company’s 2009 Incentive Stock Plan was approved by the shareholders.

The Board of Directors adopted and approved a new incentive option plan in April 2018 which was submitted to, and approved by, our shareholders at the annual meeting of shareholders on June 8, 2018 (the “Plan”). Under the Plan, the Compensation Committee of the Board of Directors is authorized to issue incentive options, non-statutory options, restricted stock awards and stock grants to officers, directors, management personnel and consultants of the Company. The Board of Directors determined that no further options would be granted under the 2009 Incentive Stock Plan.

Stock and option grants under the Plan will be determined from time to time by the Compensation Committee in consultation with management. The actual grant for each executive is determined by taking into consideration (i) individual performance, (ii) corporate performance and (iii) prior grants to, or stock ownership of the Company by, the executive or director. Generally, stock options are granted with an exercise price equal to or greater than the closing price of the Company’s common stock on the NASDAQ Stock Market on the date of the grant.

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No stock options or grants were awarded or issued during 2021.

During 2022, each of the three independent Directors was granted 5,000 shares of restricted stock that vest over 12 months.

Effective January 2022, and in accordance with the Employment Agreement of Chief Executive Officer Frank Cesario, a grant of restricted stock was made in the amount of 250,000 shares. 25,000 shares vested immediately, while the remaining 225,000 are subject to performance conditions as further detailed in the share grant. Specifically, the restrictions on the remaining 225,000 shares will lapse based on satisfaction of the following performance goals and objectives and continued employment through the date of meeting such targets:

● The restrictions on 56,250 shares of the award will lapse and the award will vest when the Company’s trailing-twelve-month EBITDA equals or exceeds $1 million at any time on or after January 1, 2022.

● The restrictions on 56,250 shares of the award will lapse and the award will vest in the event the Company’s common shares trade at or above $5/share for ten or more consecutive trading days.

● The restrictions on 56,250 shares of the award will lapse and the award will vest when the Company’s operating cash flow, calculated cumulatively from the date of employment, equals or exceeds $1.5 million, which the Compensation Committee determined was met as of February 2023.

● The restrictions on 56,250 shares of the award will lapse and the award will vest in the event the Company is able to refinance its current lender with a traditional lender on terms and conditions customary for such financing. On August 23, 2022, the Compensation Committee determined this condition had been satisfied with an amended agreement with the Company’s lender.

During 2022, the Compensation Committee awarded the Company’s Chief Operating Officer a grant of 100,000 shares of restricted stock. 20,000 of those shares vest over a 12 month period while the remaining shares vest 20,000 each based on the performance conditions above.

The Compensation Committee (as defined in the Plan) shall be responsible for determining when the conditions above have been satisfied. The Company records compensation expense with each vesting, and records a likelihood of vesting weighted analysis to the extent it has visibility to do so. Without such visibility, it considers such probability as de minimis until additional information is available.

Retirement Benefits

The Company maintains a 401(k) employee savings plan (the “401(k) Plan”) in which all salaried employees are eligible to participate. The 401(k) Plan is a tax qualified retirement plan.

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Under the 401(k) Plan, employees may contribute up to 15% of their eligible compensation to the 401(k) Plan and the Company will contribute a matching amount to the 401(k) Plan each year. Participating employees may direct the investment of individual and company contributions into one or more of the investment options offered by the 401(k) Plan. Under the terms of the 401(k) Plan, the Company may make a matching contribution. During 2017, the Board of Directors determined to cease matching contributions under the 401(k) Plan for the balance of the year. No Company contributions to the 401(k) plan were made during 2021 or 2022. The Company is looking to restart employee matching contributions during 2023, based on conditions at the time.

Outstanding Equity Awards

The following chart sets forth all outstanding equity awards to Named Executive Officers of the Company as of December 31, 2022. All awards are in the form of options to purchase Common Stock of the Company.

OUTSTANDING EQUITY AWARDS

	Equity Awards
	Number of Securities Underlying
	Unvested Performance Grants		Exercise
Name	Exercisable	Unexercisable	Price ($)
Frank J. Cesario	-	168,750	$-

Jana M. Schwan	-	60,000	$-

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EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth the common stock of the Company authorized for issuance under the Company’s equity compensation plans as of December 31, 2022.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans by security holders	400,000	$-	400,000

Equity compensation plans not approved by security holders	-	-	-

Total	400,000	$-	400,000

Payments Upon Termination or Change in Control

No such payment arrangements or obligations existed as of December 31, 2021. During January 2022, the Company executed an Employment Agreement with Mr. Cesario which provides for the payment of 12 months salary upon termination without cause.

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Director Compensation

The following table sets forth the compensation of directors of the Company during the year ended December 31, 2022:

DIRECTOR COMPENSATION

	Director’s	Stock	All other
Name	Fees	Awards (1)	compensation	Total
Yubao Li	$-	$-	$-	$-

Frank Cesario	$-	$-	$-	$-

Douglas Bosley	$12,000	$4,750	$-	$16,750

JD Roberts	$12,000	$4,750	$-	$16,750

Philip Wong	$12,000	$4,750	$-	$16,750

(1)	Reflects the compensation expense recognized in 2022 for stock awards under ASC Topic 718 as reported in the Company’s audited financial statements.

Narrative Description of Director Compensation

Payments to non-employee directors were suspended during 2019, and restarted as of January 2022.

Agreements Between Third Parties and Directors

There are no agreements or arrangements by which any directors or nominees are to receive compensation or other payments from third parties in return for serving on the Board of Directors.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and with the NASDAQ Stock Market. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of such forms furnished to the Company, the Company believes that during calendar year 2022, all Section 16(a) filing requirements applicable to the officers, directors and ten-percent beneficial shareholders were satisfied.

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Code of Ethics

The Company has adopted a code of ethics that applies to its senior executive and financial officers. The Company’s Code of Ethics seeks to promote (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, (ii) full, fair, accurate, timely and understandable disclosure of information to the Commission, (iii) compliance with applicable governmental laws, rules and regulations, (iv) prompt internal reporting of violations of the Code to predesignated persons, and (v) accountability for adherence to the Code. A copy of the Code of Ethics has been posted and may be viewed on the Company’s Internet website at http://www.ctiindustries.com under the heading “Investor Relations.” The contents of the Company’s website are not incorporated into this proxy statement by this reference. The Company will provide to any person without charge upon request a copy of the Code of Ethics, by sending a written request to the Corporate Secretary at 22160 N. Pepper Road, Lake Barrington, Illinois 60010 and providing a return address.

Certain Relationships and Related Transactions

As of December 2017, Mr. John H. Schwan was owed a total of $1.1 million, with additional accrued interest of $0.4 million, by the Company. As part of the December 2017 financing with PNC Bank, Mr. Schwan executed a subordination agreement related to these amounts due him, as evidenced by a related note representing the amount owed to Mr. Schwan. During January 2019, Mr. Schwan and the Company agreed to an exchange of $0.6 million of his debt for approximately 181,000 shares of common stock at the then market rate of $3.32 per share. As of December 31, 2022, the balance of Mr. Schwan’s note was approximately $1.3 million, including accrued interest. Mr. Schwan is the father of Jana Schwan, the Company’s Chief Operating Officer.

Relationships and transactions in which the Company and its directors and executive officers or their immediate family members are participants or have conflicts of interest are reviewed and approved by the Audit Committee. While the Audit Committee has not adopted a written policy for the review and approval of related party transactions, in determining whether to approve or ratify any such transaction, the Audit Committee considers, in addition to such other factors it may deem appropriate in the circumstances, whether (i) the transaction is fair and reasonable to the Company, (ii) under all of the circumstances, the transaction is in, or not inconsistent with, the Company’s best interests, and (iii) the transaction will be on terms no less favorable to the Company than could have been obtained in an arms’ length transaction with an unrelated third party. The Audit Committee, in its discretion, may request information from any party to facilitate its consideration of matter. The Audit Committee does not allow a director to participate in any review, approval or ratification of any transaction if he or she, or his or her immediate family member, has a direct or indirect material interest in the transaction.

Shareholder Proposals for 2024 Proxy Statement

Under our Amended and Restated By-Laws and the procedures established by the Securities and Exchange Commission, certain requirements exist for submitting shareholder proposals for inclusion at an annual meeting. Among other things, a shareholder must give written notice of the proposal to the Secretary of the Company not less than 120 days nor more than 150 days prior to the one-year anniversary of the date of mailing proxies for the prior year’s annual meeting, provided, however, that if the date of the next annual meeting is moved by more than thirty (30) days from the date of this year’s annual meeting, shareholders must give written notice a reasonable time before the Company begins to print and send its proxy materials for such annual meeting. Delivery to the Secretary shall be by hand or by certified or registered mail, return receipt requested. Additionally, our Amended and Restated By-Laws provide the requirements for the calling of a special meeting, including setting of a demand record date, requiring the demand of shareholders holding no less than one-fifth of the issued and outstanding stock of the Company, and the agreement of such shareholders to pay the cost of holding such meeting, including preparation and mailing of the proxy materials, except if all the proposed resolutions are adopted, the soliciting shareholders are not required to pay such costs. Our Amended and Restated By-Laws include additional requirements for a shareholder to nominate a person as director, including notice requirements and information as to the nominee.

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Proposals by shareholders for inclusion in the Company’s proxy statement and form of proxy relating to the 2024 Annual Meeting of Shareholders, which is tentatively scheduled to be held on August 28, 2024, should be addressed to the Secretary, Yunhong CTI Ltd., 22160 North Pepper Road, Lake Barrington, Illinois 60010, and must be received at such address no earlier than February 1, 2024 and no later than February 17, 2024. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable law. It is suggested that such proposal be forwarded by certified mail return receipt requested.

A shareholder’s notice to the Secretary shall set forth as to each item of business the shareholder proposes to bring before the meeting: (1) a description of such item and the reasons for conducting such business at the meeting including information on the shareholder on whose behalf the proposal is made which would be required to be disclosed in a proxy statement under Section 14(a) of the Securities Exchange Act of 1934, (2) the name and address, as they appear on the Company’s records, of the shareholder proposing such business, (3) a representation that the shareholder is a holder of record of shares of stock of the Company entitled to vote with respect to such business and intends to appear in person or be represented at the meeting to move the consideration of such business, (4) the class and number of shares of stock of the Company which are beneficially owned by the shareholder (for purposes of the regulations under Sections 13 and 14 of the Securities Exchange Act of 1934, as amended), and (5) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business.

Proxy Statement and Annual Report Delivery

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports and proxy statements with respect to two or more shareholders sharing the same address by delivering a single annual report and/or proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household annual reports and proxy materials, delivering a single annual report and/or proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders.

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Once you have received notice from your broker or the Company that your broker or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report and/or proxy statement in the future, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. If, at any time, you and another shareholder sharing the same address wish to participate in householding and prefer to receive a single copy of the Company’s annual report and/or proxy statement, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares.

You may request to receive at any time a separate copy of our annual report or proxy statement, or notify the Company that you do or do not wish to participate in householding by sending a written request to the Corporate Secretary at 22160 N. Pepper Road, Lake Barrington, Illinois 60010 or by telephoning (847) 382-1000.

Shareholder Communications

The Nominating and Governance Committee of our Board has established the following process for shareholders to communicate with the Board. Shareholders wishing to communicate with our Board should send correspondence to the attention of the Nominating and Corporate Governance Committee, c/o Yunhong CTI Ltd., 22160 N. Pepper Road, Lake Barrington, Illinois 60010, and should include with the correspondence evidence that the sender of the communication is one of our shareholders. Satisfactory evidence would include, for example, contemporaneous correspondence from a brokerage firm indicating the identity of the shareholders and the number of shares held. The Chairperson of the Nominating and Corporate Governance Committee will review all correspondence confirmed to be from shareholders and decide whether or not to forward the correspondence or a summary of the correspondence to the Board or a committee of the Board. The Chairperson of the Nominating and Corporate Governance Committee will review all shareholders correspondence, but the decision to relay that correspondence to the Board or a committee will rest entirely within his or her discretion.

Dated: July 21, 2023

BY ORDER OF THE
BOARD OF DIRECTORS

/s/ Frank J. Cesario
Frank J. Cesario, Chief Executive Officer, Acting Chief Financial Officer and Secretary

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YUNHONG CTI, LTD.
22160 NORTH PEPPER ROAD
LAKE BARRINGTON, IL 60010

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The Board of Directors recommends you vote FOR the following:	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
1. Election of Directors Nominees	☐	☐	☐	

01 Yubao Li 02 Frank Cesario 03 Douglas Bosley 04 Gerald (J.D.) Roberts, Jr. 05 Philip Wong

The Board of Directors does not have a recommendation for voting on the following proposal:	For	Against	Abstain
6 In their discretion, on any and all other matters as may properly come before the meeting.	☐	☐	☐

NOTE: The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to said stock and hereby ratifies and confirms all that the proxies named herein and their substitutes, or any of them, may lawfully do by virtue hereof.

THIS PROXY, WHEN PROPERLY EXECUTED,WILL BE VOTED AS SPECIFIED HEREIN. IF THIS PROXY DOES NOT INDICATE CONTRARY CHOICE,IT WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR AS LISTED IN ITEM 1, FOR ITEM 2, FOR ITEM 3 FOR ITEM 4, FOR ITEM 5,, AND IN THE DISCRETION OF THE PERSONS NAMED AS PROXIES HEREIN WITH RESPECT TO ANY AND ALL MATTERS REFERRED TO IN ITEM 6 ABOVE.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com .

REVOCABLE PROXY YUNHONG CTI LTD. PROXY FOR ANNUAL MEETING OF SHAREHOLDERS ON AUGUST 28, 2023 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Frank J. Cesario, with full powers of substitution, as proxies of the undersigned, with the authority to vote upon and act with respect to all shares of no par value common stock of Yunhong CTI Ltd. (The "Company"), which the undersigned is entitled to vote, at the Annual Meeting of Shareholders of the Company, to be held at the offices of the Company, 22160 N. Pepper Road, Lake Barrington, Illinois 60010, commencing Monday, August 28, 2023 at 9:00 a.m., and at any and all adjournments thereof, with all the powers the undersigned would possess if then and there personally present, and especially (but without limiting the general authorization and power hereby given) with the authority to vote on the following:

Continued and to be signed on reverse side

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